Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 192	Trade Date: 3/7/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/10/2005

The date of this Pricing Supplement is March 7, 2005

CUSIP or Common Code:	41013NLU0	41013NLV8	41013NLX4
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$453,000.00	$281,000.00	$738,000.00
Proceeds to Issuer:	$450,168.75	$278,752.00	$730,620.00
Discounts and Commissions:	0.625%	0.800%	1.000%
Reallowance:	0.150%	0.150%	0.150%
Dealer:	99.550%	99.375%	99.250%
Maturity Date:	3/15/2008	3/15/2009	3/15/2010
Stated Annual Interest Rate:	3.700%	3.850%	4.150%
Interest Payment Frequency:	Monthly	Monthly	Monthly
First Payment Date:	4/15/2005	4/15/2005	4/15/2005
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 192	Trade Date: 3/7/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/10/2005

The date of this Pricing Supplement is March 7, 2005

CUSIP or Common Code:	41013NLY2	41013NLZ9	41013NMB1
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$125,000.00	$237,000.00	$1,408,000.00
Proceeds to Issuer:	$123,250.00	$233,682.00	$1,372,800.00
Discounts and Commissions:	1.400%	1.400%	2.500%
Reallowance:	0.200%	0.200%	0.350%
Dealer:	98.900%	98.900%	97.900%
Maturity Date:	3/15/2013	3/15/2013	3/15/2030
Stated Annual Interest Rate:	4.300%	4.500%	5.200%
Interest Payment Frequency:	Monthly	Monthly	Monthly
First Payment Date:	4/15/2005	4/15/2005	4/15/2005
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	3/15/2008 Callable one time only at 100% on call date above with 30 days notice.	3/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.